Exhibit 10.34

CAREPLUS LLC

360 West 31st Street

New York, New York 10001

September 30, 2004

Innovative Companies, Inc.

6950 Bryan Dairy Road

Largo, FL 33777-1608

Re:	Pharmacy Benefit Management and Services Agreement dated as of May 1, 2004 between CarePlus LLC (“CarePlus”) and Innovative Companies, Inc. (n/k/a GeoPharma, Inc.) (“Innovative”) (the “PBM Agreement”)

Gentlemen:

Pursuant to our recent telephone conversations regarding billing and payment procedures under the PBM Agreement, effective as of the date of this letter, the parties have agreed to modify Section 4.5 and 4.6 of the PBM Agreement as follows:

1.	Modifying Section 4.5, Innovative will send to CarePlus twice per month, via facsimile and overnight mail, a copy of each invoice it receives from the Designated PBM immediately upon receipt of such invoice from the Designated PBM. Innovative will also send CarePlus an invoice at the end of each month showing the total Administrative Fee payable for that month.

2.	Modifying Section 4.6, within one (1) business day after receipt of each invoice from Innovative, CarePlus will (a) remit payment to Innovative by wire transfer for all payments covered by such invoice for pharmacy claims, and (b) will pay the Administrative Fee for each month to Innovative at the end of such month.

3.	Only, upon receipt of each payment from CarePlus for each invoice for pharmacy claims, Innovative will remit such payment to the Designated PBM within one (1) business day after receipt of such funds from CarePlus.

4.	Except as modified by this letter, the PBM Agreement is hereby ratified and reaffirmed by CarePlus and Innovative in all respects, and except as modified hereby, shall continue in full force and effect in accordance with its stated terms and without any other modifications, changes or waivers.

Innovative Companies, Inc.

September 30, 2004

If the foregoing terms are acceptable to you, please sign a copy of this letter where indicated below and return an executed original to me for my files.

Very truly yours,

CAREPLUS LLC

By:	/s/ Karin Ajmani
Karin Ajmani, CEO

TERMS ACCEPTED AND AGREED TO:

INNOVATIVE COMPANIES, INC. (n/k/a GEOPHARMA, INC.)

By:	/s/ Carol Dore-Falcone
	Name:	Carol Dore-Falcone
	Title:	Vice President and Chief Financial Officer